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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION



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CORPORATIONS
AND LIMITED
 LIABILITY
 COMPANIES                                               STATE OF ORGANIZATION
------------                                             ---------------------
The Ames Company, L.L.C.                                        Oklahoma

Carmen Acquisition, L.L.C.                                      Oklahoma

Chesapeake Acquisition, L.L.C.                                  Oklahoma

Chesapeake Energy Louisiana Corporation                         Oklahoma

Chesapeake Energy Marketing, Inc.                               Oklahoma

Chesapeake Mountain Front, L.L.C.                               Oklahoma

Chesapeake Operating, Inc.                                      Oklahoma

Chesapeake Royalty, L.L.C.                                      Oklahoma

Gothic Energy, L.L.C.                                           Oklahoma

Gothic Production, L.L.C.                                       Oklahoma

Nomac Drilling Corporation                                      Oklahoma

Sap Acquisition, L.L.C.                                         Oklahoma

Chesapeake KNAN Acquisition, L.L.C.                             Oklahoma

Chesapeake ENO Acquisition Corp.                                Oklahoma

Chesapeake Beta Corp.                                           Oklahoma

Chesapeake Delta Corp.                                          Oklahoma

Chesapeake Focus, L.L.C.                                        Oklahoma

PARTNERSHIPS

Chesapeake Exploration Limited Partnership                      Oklahoma

Chesapeake Louisiana, L.P.                                      Oklahoma

Chesapeake Panhandle Limited Partnership                        Oklahoma

Chesapeake-Staghorn Acquisition L.P.                            Oklahoma

Chesapeake Sigma, L.P.                                          Oklahoma
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